                            FIFTH AMENDMENT AGREEMENT


     This Fifth Amendment Agreement (the "Fifth Amendment") is dated as of March 1, 2000 (the "Fifth Amendment Closing Date") and is made and entered into by and among First Union National Bank, as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), First Union Commercial Corporation, as Lender, Fleet National Bank, as Lender, Citizens Bank of Massachusetts, successor in interest to State Street Bank and Trust Company, as Lender and Mellon Bank, N.A., as Lender (all of the foregoing, individually, a "Lender," and collectively, the "Lender Group") and Condor Technology Solutions, Inc., Computer Hardware Maintenance Company, Inc., Decision Support Technology, Inc., Federal Computer Corporation, Global Core Strategies Acquisition, Inc., Interactive Software Systems Incorporated, Inventure Group, Inc., LINC Systems Corporation, Louden Associates, Inc., Management Support Technology Corp., MIS Technologies, Inc., Powercrew, Inc., Titan Technologies Group L.L.C., U.S. Communications, Inc., Corporate Access, Inc. and Condor System Solutions, Inc., as Borrowers (collectively, the "Borrowers").

                                   BACKGROUND

     A. Pursuant to various loan agreements and documents, the Lender Group has extended certain Revolving Loans (the "Revolving Credit Facility") and a Term Loan Facility (the "Term Loan Facility" and, together with the Revolving Credit Facility, the "Facilities") to the Borrowers. Such loan agreements and documents (collectively, the "Existing Loan Documents") include, without limitation, the following:

          (1) that certain Credit Agreement dated as of April 16, 1999 by and among the Borrowers, the Lenders (including First Union National Bank, as Lender) referred to therein and the Agent (as amended from time to time prior to the Fifth Amendment Closing Date, the "Existing Credit Agreement," and as amended hereby and from time to time hereafter, the "Credit Agreement");

          (2) that certain Collateral Agreement dated as of April 16, 1999, by the Borrowers, as Grantors, in favor of the Agent (the "Collateral Agreement");

          (3) those certain Revolving Credit Notes each dated April 16, 1999, by the Borrowers in favor of each of the Lenders (collectively, the "Revolving Credit Notes");

          (4) that certain Term Note dated April 16, 1999, by the Borrowers in favor of First Union National Bank (the "Term Note," and together with the Revolving Credit Notes, the "Notes");

          (5) various Uniform Commercial Code financing statements, corporate authorization documents, and other loan and security documents executed and delivered by any one or more of either the Lenders or the Borrowers in connection with the Facilities prior to the Fifth Amendment Closing Date; and

          (6) that certain Forbearance Letter Agreement dated as of July 23, 1999, as amended by: (i) the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999; (ii) the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended; (iii) the Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999; (iv) the Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of November 15, 1999, as amended, and this Fifth Amendment.

As used herein, the term "Loan Documents" shall mean this Fifth Amendment, the other Forbearance Documents (hereinafter defined), the Existing Loan Documents, and all other documents now or hereafter entered into by and among the Lenders, the Borrowers and/or any of them and/or any guarantors, mortgagors or pledgors to evidence and/or secure the Facilities and/or any of the other Obligations (hereinafter defined). All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Credit Agreement.

     B. The Lender Group and the Borrowers are parties to that certain Forbearance Letter Agreement dated July 23, 1999, by and among the Borrowers and the Lender Group (as amended, the "Forbearance Letter Agreement"), pursuant to which the Lender Group agreed to implement a limited forbearance period which commenced on the date thereof and continued until the earlier to occur of the following (as the case may be, the "First Forbearance Termination Date"): (i) March 1, 2000; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

     C. In order to provide the Borrowers with additional time to take such actions as may be necessary or appropriate to address the Borrowers' current financial difficulties, the Borrowers have requested that the Lender Group: (i) forbear from taking action with respect to the Existing Events (as defined in the Forbearance Letter Agreement) for the period from the First Forbearance Termination Date through February 28, 2001; and (ii) amend certain provisions of the Forbearance Documents and the Existing Loan Documents. Subject to the terms and conditions of this Fifth Amendment, the Lender Group has agreed to this request.

     D. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Letter Agreement, as amended, or in the Credit Agreement, as applicable.

                                    AGREEMENT

     NOW THEREFORE, incorporating the Background herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender Group and the Borrowers agree as follows:

                           ARTICLE I.- ACKNOWLEDGMENTS

     I.1 ACKNOWLEDGMENT OF EXISTING EVENTS; EXISTING LOAN DOCUMENTS; WAIVER OF DEFENSES. The Borrowers acknowledge that: (a) the Existing Events (as defined in the Third Amendment, as such definition was supplemented in the Fourth Amendment) currently exist; (b) the Existing Events are material in nature; and
(c) the Existing Loan Documents and the Forbearance Documents are valid and enforceable against the Borrowers in every respect and all of the terms and conditions thereof are binding upon the Borrowers. The Borrowers further acknowledge and agree that, as a result of the Existing Events, the Lender Group is entitled immediately, and without further notice or declaration to the Borrowers or any other Person, to accelerate the Obligations and to exercise the Lender Group's rights and remedies under the Loan Documents or otherwise. To the extent that any of the Loan Documents require notification by the Lender Group to the Borrowers of the existence of a default and an opportunity for the Borrowers to cure such a default, such notice and period for cure have been properly given by the Lender Group or are hereby waived by the Borrowers. To the extent that the Borrowers have any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Lender Group, such defenses, setoffs, claims, or counterclaims are hereby waived.

     I.2 ACKNOWLEDGMENT OF CURRENT OUTSTANDING OBLIGATIONS. As of February 25, 2000, the Borrowers are indebted to the Lender Group in an aggregate amount equal to the principal sum (including the face amount of outstanding letters of credit) of $49,750,798.15 apportioned as follows:

    Revolving Credit Facility (including Letters of Credit)    $24,938,298.15
    Term Loan Facility                                         $24,812,500.00

plus accrued but unpaid interest, plus the costs and expenses associated with the Facilities incurred by any Lender and/or the Lender Group, including, without limitation, reasonable attorneys' fees incurred by any Lender and/or the Lender Group in the negotiation and preparation of the Loan Documents, this Fifth Amendment and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), all without offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrowers to repay the Obligations, and neither this Fifth Amendment nor any of the other Forbearance Documents constitutes a novation of any of the Existing Loan Documents.

     I.3 ACKNOWLEDGMENT OF LIENS AND PRIORITY. Except for Permitted Liens, pursuant to the Existing Loan Documents, to the best of Borrowers' knowledge, the Lender Group holds first priority, perfected security interests in and liens upon the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in the Existing Loan Documents. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lender Group under the Existing Loan Documents. For purposes of this Fifth Amendment, the word "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lender Group, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money, and also includes the Current Outstanding Obligations.

     I.4 REAFFIRMATION OF SECURITY INTERESTS; CROSS-COLLATERALIZATION. All of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Lender Group pursuant to the Loan Documents including, without limitation, all goods, accounts, chattel paper, contracts, deposit accounts, documents, equipment, general intangibles, instruments, intellectual property, inventory, investment property, all other property not otherwise described above, all books and records pertaining to the foregoing and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (collectively, the "Collateral") constitute collateral security for all of the Obligations. The Borrowers hereby grant to the Lender Group and reaffirm their prior conveyance to the Lender Group of a continuing security interest in and lien on the Collateral as well as a security interest in and lien on any and all funds and/or monies of the Borrowers contained in accounts located at the Lender Group or at any of the Lender Group's subsidiaries or affiliates.

                ARTICLE II. - AMENDMENTS TO FORBEARANCE DOCUMENTS
                               AND LOAN DOCUMENTS

     II.1 Paragraph 11 of the Forbearance Letter Agreement is hereby amended and restated in its entirety as follows:

          "11. Subject to the terms and conditions of this Forbearance Letter Agreement, and without waiving the Existing Events, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents and applicable law as a result of the Existing Events until the earlier to occur of the following (as the case may be, the "Forbearance Termination Date"): (i) February 28, 2001; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default (as defined herein)."

     II.2 The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

          "Arlington Assets" shall mean all of the assets and certain liabilities of the Consulting Solutions and the Enterprise Performance Solutions divisions of the Company (excluding Titan Technologies Group, LLC, MIS Technologies, Inc., Global Mexico DF, and Dimensional Systems LLC).

          "Fifth Amendment Forbearance Extension Fee" means $650,000, payable as follows: (i) $100,000 (less $700, as contemplated by Section 5.2 of the Fifth Amendment) on the Fifth Amendment Closing Date; (ii) $375,000 on October 1, 2000; and (iii) $175,000 on February 28, 2001.

          "Fifth Amendment" shall mean that certain Fifth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of the Fifth Amendment Closing Date by and among the Borrowers and the Lender Group.

          "Fifth Amendment Closing Date" means March 1, 2000.

     II.3 The following definitions, as set forth in Section 1.1 of the Existing Credit Agreement, are hereby amended and restated in their entirety to read as follows:

          "Base Rate" shall mean: (i) On and prior to September 30, 2000, the Prime Rate plus 1.75%; and (ii) thereafter, the Prime Rate plus 2.75%.

          "Commitment Fee Rate" has the meaning set forth in Section 5.3; provided, however, that notwithstanding anything in Section 5.3 to the contrary, the Commitment Fee Rate shall be based upon a Revolving Credit Commitment of $24,938,298.15.

          "Forbearance Letter Agreement" shall mean that certain Forbearance Letter Agreement dated as of July 23, 1999, by and among the Borrowers and the Lender Group, as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended by the First

          Amendment to Second Amendment to Forbearance Letter Agreement dated as of August 20, 1999, by and among the Borrowers and the Lenders party thereto, the Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999, by and among the Borrowers and the Lenders party thereto, the Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of November 15, 1999, as amended by the First Amendment to Fourth Amendment to Forbearance Letter Agreement dated as of February 15, 2000, and the Fifth Amendment.

          "Forbearance Period" shall mean the period of time from August 27, 1999, until the Forbearance Termination Date.

          "Forbearance Termination Date" shall mean the earlier of (i) February 28, 2001; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

          "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans to the Borrowers pursuant to Section 2.3 in an outstanding aggregate principal amount, inclusive of the outstanding L/C Commitment, not to exceed at any time $24,938,298.15, less all permanent paydowns made hereunder.

     II.4 The definition of "Loan Documents" as set forth in Section 1.1 of the Existing Credit Agreement is hereby amended to include, in addition to all other documents referenced therein, this Fifth Amendment and each of the other Forbearance Documents.

     II.5 Section 5.1(c) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

          (c) APPLICABLE MARGIN. For purposes of determining Letter of Credit commissions pursuant to Section 3.3 hereof, the Applicable Margin shall equal 3.75%.

     II.6 Section 10.8 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Section 10.8 DEUTSCHE LETTER OF CREDIT; IBM LETTER OF CREDIT Effective as of the Fifth Amendment Closing Date: (i) the Deutsche Letter of Credit facility shall not exceed $4,500,000; and (ii) the IBM Letter of Credit shall not exceed $600,000.

     II.7 Section 10.9 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

     10.9 ADDITIONAL PERMANENT REDUCTIONS OF REVOLVING CREDIT LOANS AND REPAYMENT OF TERM LOANS.

          (a) In addition to all other payments required herein, the Borrowers shall pay to the Lenders, to permanently reduce the Revolving Credit Loans and the Term Loans on a pro rata basis, $8,000,000 on or before August 1, 2000. Any proceeds from a sale of ISSI, if such sale is approved by the Lenders, shall be applied to the $8,000,000 payment. The Lenders shall not unreasonably withhold their consent to a sale of ISSI, provided that such sale generates not less than $8,000,000 to be paid to the Lenders. The Lenders will not unreasonably withhold their consent to a portion of net sale proceeds in excess of $8,000,000 being applied as a non-permanent reduction of the Revolving Credit Loans to the extent such proceeds are necessary for working capital and such proceeds do not exceed the least of: (i) 20% of the net sale proceeds; (ii) the net sale proceeds less $8,000,000; and (iii) $2,000,000. Notwithstanding the foregoing, the Borrowers agree that they will not request permission of the Lenders to sell ISSI if: (i) the sale will generate gross proceeds of less than $8,000,000; (ii) the Lenders will receive less than $8,000,000 from such sale; or (iii) a Forbearance Event of Default has occurred.

          (b) In addition to all other payments required herein, the Borrowers shall pay to the Lenders, to permanently reduce the Revolving Credit Loans and the Term Loans on a pro rata basis, $125,000 on the first day of each month, commencing September 1, 2000.

     II.8 Sections 10.10 through 10.12 of the Existing Credit Agreement are amended and restated in their entirety to read as follows:

          Section 10.10 NEW ADVANCES.

          Except as set forth below, the Borrowers will not make any new requests for advances under the Revolving Credit Facility during the Forbearance Period and will not request or require the issuance of any new Letters of Credit during the Forbearance Period except for renewals of existing Letters of Credit in amounts which separately do not exceed the separate amount of each individual Letter of Credit; provided, however, that as of the Fifth Amendment Closing Date, the Borrowers may make advance requests and reborrow under the Revolving Credit Facility, without regard to borrowing base or advance formulas, the non-permanent paydowns made by the Borrowers to the Lenders pursuant to Sections 10.9 and/or 10.13, so long as no Forbearance Event of Default shall then exist.

          Section 10.11 MINIMUM QUARTERLY EBITDA

          As of the end of the calendar quarters below specified the Borrowers shall maintain EBITDA equal to or greater than the respective amounts set forth below:


                 CALENDAR QUARTER                      MINIMUM EBITDA
          January 1, 2000 - March 31, 2000              $  671,000
          April 1, 2000 - June 30, 2000                 $1,247,000
          July 1, 2000 - September 30, 2000             $1,512,000
          October 1, 2000 - December 31, 2000           $2,203,000

          Solely for purposes of calculating EBITDA in accordance with this covenant, professional fees and costs incurred by the Borrowers (including fees of DLJ, Carl Marks and all other transaction fees (including the transaction fees and costs incurred in connection with the transactions contemplated under sections 10.9 and 10.13 hereof)) and professional fees and costs incurred by the Lenders and paid by the Borrowers shall be added back to EBITDA. In addition, EBITDA shall exclude EBITDA attributable to the Arlington Assets.

          Section 10.12 DEBT TO ANNUALIZED EBITDA

          As of the end of the calendar quarter below specified, the Borrowers shall maintain a ratio of Debt to Annualized EBITDA equal to or greater than the respective amounts set forth below:


               DATE           DEBT TO ANNUALIZED EBITDA
          March 31, 2000            12.9:1.0 (*)
          June 30, 2000              6.8:1.0
          September 30, 2000         3.5:1.0
          December 31, 2000          2.4:1.0

          (*) In the event that the Arlington Assets have not been sold on or before March 31, 2000, the maximum Debt to Annualized EBITDA for March 31, 2000 shall be 16.3:1.0.

          Annualized EBITDA shall equal the Borrowers' EBITDA for the three months ending on the applicable testing date, multiplied by four. Solely for purposes of calculating EBITDA in accordance with this covenant, professional fees and costs incurred by the Borrowers (including the fees of DLJ, Carl Marks and all other transaction fees (including the transaction fees and costs incurred in connection with the transactions contemplated under sections 10.9 and 10.13 hereof)) and professional fees and costs incurred by the Lenders and paid by the Borrowers shall be added back to EBITDA.

     II.9 Article X of the Existing Credit Agreement is hereby supplemented by adding the following sections:

          Section 10.13 SALE OF ARLINGTON ASSETS.

          So long as there is no Forbearance Termination Event and the Borrowers are in compliance with the terms of the Agreement, the Lenders consent to the sale of the Arlington Assets in accordance with the terms set forth in that certain Letter of Intent (which Letter of Intent shall not be modified without the consent of the Lenders) dated January 28, 2000 (as amended by a letter agreement dated February 14, 2000) between Arlington Capital Partners, L.P. and the Borrowers (the "Arlington Letter of Intent"), subject to the following conditions:
          (a) the minimum gross sale proceeds generated from the sale of the Arlington Assets shall not be less than $13,000,000 less any tangible net worth adjustment (provided that such tangible net worth adjustment shall not be more than $1,125,000); (b) the sale price holdback shall not exceeds $1,500,000; (c) all closing costs shall be paid by the Borrowers from the amounts set forth in Section 10.13(f) or otherwise and closing costs attributable to severance costs, employee costs, and fees and expenses shall not exceed $1,500,000; (d) the closing costs paid by the Borrowers shall not be deemed to reduce the sales proceeds for purposes of Sections 10.13(e) and 10.13(f); (e) eighty percent (80%) of all net proceeds

          (including holdbacks, as collected) shall be paid by the Borrowers to the Lenders immediately upon receipt of such proceeds to permanently reduce the Revolving Credit Loans and the Term Loans on a pro-rata basis; (f) twenty percent (20%) of all net proceeds (including holdbacks, as collected) shall be paid by the Borrowers to the Lenders to non-permanently reduce the Revolving Credit Loans; and (g) the sale of the Arlington Assets shall occur on or before April 1, 2000; provided, however, that the Lenders shall not unreasonably refuse to consent to a one-time extension of such closing date.

          Section 10.14 TAX REFUNDS

          In accordance with the Third Amendment and the documents executed in connection therewith, the Borrowers have assigned their 1998 and 1999 federal and state income tax refunds to the Lenders, all of which shall be applied by the Lenders, on a pro-rata basis, to permanently reduce the Revolving Credit Loans and the Term Loans. The Borrowers consent and agree to: (i) file their 1999 federal tax return and refund request on or before May 30, 2000; (ii) file all state tax returns and refund requests on or before June 30, 2000; and (iii) take all steps reasonably required to obtain such tax refunds as soon as possible.

          Section 10.15 EXCESS CASH FLOW

          The Borrowers shall pay to the Lenders, within 25 days after the end of each month, 25% of any "Excess Cash Flow" for the preceding month. Such payments shall permanently reduce the Revolving Credit Loans and the Term Loans on a pro-rata basis and shall be in addition to all other payments required pursuant to this Agreement. Excess Cash Flow shall be calculated on a 4/5 week basis based upon the number of weeks comprising that particular month.

          The term "Excess Cash Flow" with respect to any month shall equal Net Income as reported by the Borrowers, on a consolidated basis, with respect to such month

          a. Plus the following with respect to such month:

          (1) Depreciation and amortization expense;
          (2) Any increase in the deferred tax liability or decrease in the deferred tax benefit account;
          (3) Any unrealized loss on property, equipment and improvements;

     b.   Less the following with respect to such month:

          (1) Any decrease in the deferred tax liability or increase in the deferred tax benefit account;
          (2) Principal reductions made on the Term Loan attributable to regularly scheduled monthly or quarterly installments paid during such month;
          (3) And any realization of and/or any recovery of any previously unrealized write down on property, equipment and improvements, which unrealized write down had been added back into Net Income to calculate Excess Cash Flow in a prior period.

          Section 10.16 SALE OF CIT STOCK

          The Borrowers shall pay to the Lenders, to permanently reduce the Revolving Credit Loans and the Term Loans on a pro-rata basis, all of the net proceeds received by the Borrowers from the sale or sales of their holdings of common stock of CIT. The Borrowers will use their best efforts to liquidate all of their holdings of CIT stock in an orderly market and to complete such liquidation on or before August 31, 2000.

          Section 10.17 ACCESS TO BUYER DATA

          The Borrowers covenant and agree to keep the Lenders informed respecting valid expressions of interest in the Borrowers or their assets and will provide periodic reports and reasonable access to investment bankers retained by them.

          Section 10.18 ADDITIONAL FINANCING.

          The Borrowers covenant and agree that if they have not obtained equity and/or mezzanine financing of not less than $10,000,000, on terms reasonably acceptable to the Lenders, on or before September 1, 2000, the Borrowers shall retain an investment banking firm or similar financial consultant acceptable to the Lenders on such date to assist the Borrowers in obtaining other financing.

          Section 10.19 COMMITMENT LETTER.

          The Borrowers covenant and agree that they shall deliver to the Lenders, on or before January 31, 2001, a commitment letter (or other document reasonably acceptable to the Lenders) evidencing a financing, asset sale, equity infusion or some other transaction generating sufficient cash proceeds to repay the Lenders in full on or prior to February 28, 2001.

          Section 10.20 REPORTING REQUIREMENTS.

          The Borrowers covenant and agree, in accordance with Article VIII of the Agreement, that on and after the Fifth Amendment Closing Date, the Borrowers shall deliver to the Lenders any and all financial statements and other financial reports which the Borrowers deliver to the Agent.

     II.10 Section 11.1(f) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

          (f) purchase money Debt of the Borrowers and their subsidiaries in an aggregate amount not to exceed $2,000,000 on any date of determination; provided, however, that on a one-time basis, the Borrowers and/or their subsidiaries may obtain not more than $3,000,000 of additional purchase money security interest financing to finance equipment purchases in connection with equipment sales by the Borrowers to third parties, with liens senior to the Lenders' liens provided that: (i) such liens are limited to the assets purchased and the proceeds thereof; and (ii) such purchase money financing is repaid in full within sixty (60) days. The liens provided for herein shall be deemed Permitted Liens under this Agreement and the Collateral Agreement.

     II.11 Section 12.1(o) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(o) DEFAULT IN PERFORMANCE UNDER FORBEARANCE DOCUMENTS. Notwithstanding any provision in this Agreement to the contrary, the Borrowers, or any other obligor, or any one or more of them shall fail to perform or observe any covenant, term, agreement or condition of the Third Amendment, the Fourth Amendment, the Fifth Amendment or any other Forbearance Document."

                 ARTICLE III.- ADDITIONAL COVENANTS OF BORROWERS

     The Borrowers jointly and severally, covenant and agree that from the date hereof and until the satisfaction of the Obligations, unless the Lender Group shall otherwise consent in writing:

     III.1 EXISTING COVENANTS. Unless otherwise provided herein, the Borrowers shall comply with each of their respective covenants set forth in the Loan Documents.

     III.2 FIFTH AMENDMENT FORBEARANCE EXTENSION FEE. The Lenders shall earn the entire Fifth Amendment Forbearance Extension Fee on the Fifth Amendment Closing Date. The Borrowers shall pay to the Lenders $100,000 of the Fifth Amendment Forbearance Extension Fee (less $700, as contemplated by Section 5.2 hereof) on the Fifth Amendment Closing Date. The Borrowers shall pay to the Lenders $375,000 of the Fifth Amendment Forbearance Extension Fee on October 31, 2000 and $175,000 of the Fifth Amendment Forbearance Extension Fee on the Forbearance Termination Date; provided, however, that as of the date that the Borrowers' Obligations to the Lenders are satisfied in full, the Lenders shall waive their right to receive installments of the Fifth Amendment Forbearance Extension Fee not yet payable on such date.

     III.3 SALE OF ARLINGTON ASSETS. The Borrowers shall consummate a sale of the Arlington Assets and deliver the proceeds required to be delivered to the Lenders pursuant to Section 10.13 of the Existing Credit Agreement, on or before April 1, 2000; provided, however, that the Lenders shall not unreasonably refuse to consent to a one-time extension of such closing date.

                  ARTICLE IV.- FORBEARANCE BY THE LENDER GROUP

     Subject to the terms and conditions of this Fifth Amendment, and without waiving the Existing Events and the right to exercise rights and remedies, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents or applicable law as a result of the Existing Events until the earlier to occur of either one of the following (as the case may be, the "Forbearance Termination Date"): (I) February 28, 2001; or (ii) the occurrence of an Event of Default (other than the Existing Events) under the Credit Agreement.

               ARTICLE V.- CONDITIONS PRECEDENT TO FIFTH AMENDMENT

     The Fifth Amendment is binding upon due execution thereof by all parties thereto and the delivery of all documents required to be delivered at closing. Any future deliveries required under the Fifth Amendment, the Credit Agreement or any other Loan Document which are not made when due shall constitute an event of default under the applicable document.

     V.1 DOCUMENTS AND OTHER ITEMS TO BE DELIVERED TO THE LENDER GROUP. The Borrowers shall deliver or cause to be delivered to the Lender Group, in form and substance satisfactory to the Lender Group and its counsel, on the Fifth Amendment Closing Date, the following (together with all Forbearance Documents executed in connection with the Third Amendment and the Fourth Amendment, the "Forbearance Documents"):

          a. this Fifth Amendment duly executed by the Borrowers;

          b. Third Allonges to Revolving Credit Notes

          c. Reaffirmation of Collateral Agreement

          d. opinion of Condor's In-house Counsel as to non-contravention, required consents, approvals, and the due authorization, and due execution and validity of the Forbearance Documents;

          e. Certifications of Secretary executed by the Secretaries of the Borrowers, certifying the incumbency and signature of the officers of such Borrowers executing this Fifth Amendment and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary;

          f. payment of each Lender's and the Lender Group's legal fees, costs and expenses;

          g. all fees due to the Lenders as of the Fifth Amendment Closing Date including, but not limited to, $100,000 of the Fifth Amendment Forbearance Extension Fee, shall have been irrevocably paid in full to the Lenders on the date(s) such fees were due;

          h. such other documents as may be reasonably required by the Lender Group.

     V.2 RESTRICTED STOCK. On the Fifth Amendment Closing Date, the Borrowers shall deliver to the Lenders (on a pro-rata basis based upon outstanding principal balances of Revolving Credit and Term Loans), or their designees, 70,000 shares of non-registered common stock of Condor Technology Solutions, Inc. (the "Company"). Consideration of $0.01 per share shall be paid by the Lenders to the Company on the Fifth Amendment Closing Date by reducing the first installment of the Fifth Amendment Extension Fee by $700. In the event that the Company hereafter issues additional shares of common stock such that the Lenders' interest in the Company is diluted by more than ten percent (10%) from the Lenders' interest as of the Fifth Amendment Closing Date, the Borrowers covenant and agree that they shall issue additional shares to the Lenders, on a pro-rata basis, or their designees, to maintain each Lender's (or designee's interest in the Company at the same percentage interest that such Lender (or designee) held in the Company immediately prior to the issuance by the Company which caused a greater than ten percent dilution. The Borrowers covenant and agree that if, at any time after the Fifth Amendment Closing Date, the Company proposes to file a registration statement, it will prior to such filing, give written notice to the Lenders of the same and, thereafter, upon written request of one or more Lenders (or designees), the Company shall use its best efforts to cause the shares designated by such requesting Lender (or designee) to be included in such registration statement. Notwithstanding the foregoing, the Company may, in its discretion, withdraw any registration statement without any obligation or liability to the Lenders (or their designees). In the event that the Borrowers repay the Obligations in full on or prior to December 31, 2000, the Lenders shall redeliver to the Company, on a pro rata basis, or cause their designees to deliver, 35,000 shares of the stock delivered by the Company to the Lenders or their designees.

     The delivery by the Borrowers of the foregoing Restricted Stock shall constitute additional consideration paid by the Borrowers to the Lenders in connection with this Fifth Amendment and shall not reduce the Current Outstanding Obligations.

     V.3 PAYMENT OF LENDER GROUP'S LEGAL FEES. On or before the Fifth Amendment Closing Date, the Borrowers shall pay to the Lender Group the amount of the Lender Group's legal fees, expenses and costs including, without limitation, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees, incurred through the Fifth Amendment Closing Date in connection with the Existing Events, the Loan Documents, this Fifth Amendment, and all documents executed and negotiations undertaken in connection with any of the foregoing. Each Borrower hereby agrees, and to the extent provided in the Loan Documents, reaffirms its joint and several obligation under the Loan Documents, to reimburse each of the Lenders for the following incurred in connection with the Credit Facility: (a) legal fees and expenses, and (b) fees and expenses of any appraisers or other professionals retained by counsel to the Lenders. The Borrowers shall pay to the Lender Group the legal fees and expenses incurred from and after the Fifth Amendment Closing Date and fees and expenses of appraisers and other professionals retained by counsel to Lenders after the Fifth Amendment Closing Date. The foregoing fees and expenses will be reimbursed upon submission by Agent. All Obligations provided for in this Section shall survive any termination of this Fifth Amendment.

     V.4 PAYMENT OF FEES AND COSTS. On or before the Fifth Amendment Closing Date, or upon two (2) Business Days written notice by any Lender to the extent that such Lender is unable to provide to the Borrowers on or before the Fifth Amendment Closing Date a statement of fees and costs, the Borrowers shall pay to each Lender and to the Lender Group the amount of each Lender's and the Lender Group's fees and costs, including, without limitation, legal fees, expenses and costs incurred by such Lender or the Lender Group in connection with this Fifth Amendment and the other Loan Documents, if any. All Obligations provided for in this Section 5.3 shall survive any termination of this Fifth Amendment.

     V.5 EXECUTION OF OTHER DOCUMENTS. At the Lender Group's request, within two Business Days of submission thereof by the Lender Group, the Borrowers, or any of them, shall execute and deliver to the Lender Group such other documents and instruments, as the Lender Group, in its sole discretion, deems necessary or convenient to carry out the terms of this Fifth Amendment and the other Loan Documents.

     V.6 CERTIFICATES OF GOOD STANDING. On or before March 31, 2000, the Borrowers shall provide to the Lender Group good standing certificates for their respective states of incorporation and evidence that they are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary.

                  ARTICLE VI. - REPRESENTATIONS AND WARRANTIES

     To induce the Lender Group to enter into this Fifth Amendment and as partial consideration for the terms and conditions contained herein, the Borrowers make the following representations and warranties to the Lender Group, each and all of which shall survive the execution and delivery of this Fifth Amendment and all of the other documents executed in connection herewith:

     VI.1 ORGANIZATION AND LOCATION.

     a The Borrowers are corporations duly incorporated, organized, validly existing and in good standing under the laws of their respective states of incorporation, and are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary, and have the corporate power to own their respective properties and to carry on their respective businesses as now conducted;

     b The Borrowers have the requisite corporate power and authority to deliver and perform this Fifth Amendment and all of the documents executed by them in connection herewith;

     c Every fictitious name, trade name, division or style under which any Borrower or any other obligor (collectively with the Borrowers, the "Obligors") conducts any business has been disclosed to the Lender Group in writing together with the names of each and every jurisdiction in which the same are utilized.

     d Every joint venture, partnership, enterprise or stock ownership involvement of each Obligor has been disclosed to the Lender Group herein on the Security Agreement Questionnaire delivered to the Lender Group in connection with the Third Amendment;

     e Each affiliate and subsidiary of each of the Borrowers is named on the Security Agreement Questionnaire delivered to the Lender Group in connection with the Third Amendment; and

     f The information contained on each of the Security Agreement Questionnaires is true, complete and accurate as of the Fifth Amendment Closing Date.

     VI.2 AUTHORIZATION; VALID AND BINDING AGREEMENT. All corporate action required to be taken by the Borrowers and their respective officers, directors and stockholders and all actions required to be taken by the principals of the Borrowers for the authorization, execution, delivery and performance of this Fifth Amendment and other documents contemplated hereby have been taken. Each person executing this Fifth Amendment on behalf of any of the Borrowers is an authorized officer of such Borrower. This Fifth Amendment is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

     VI.3 LOCATION OF ASSETS OF BORROWERS. The locations of all of the Borrowers' inventory, equipment, warehouses, sales offices, main offices, and product distribution centers are listed on the Security Agreement Questionnaire delivered to the Lenders in connection with the Third Amendment.

     VI.4 REAL PROPERTY. None of the Borrowers owns any real property.

     VI.5 COMPLIANCE WITH LAWS. Each of the Borrowers is in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

     VI.6 NO CONFLICT; GOVERNMENT APPROVALS. The execution, delivery and performance by the Borrowers of this Fifth Amendment and the other documents executed in connection herewith will not:

          a conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

          b conflict with or result in the breach of any provision of their respective Articles of Incorporation, operating agreements, charters, and/or by-laws. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by any of the Borrowers for the due execution, delivery and performance of this Fifth Amendment.

     VI.7 THIRD PARTY CONSENTS. The execution, delivery and performance by the Borrowers of this Fifth Amendment and the documents related hereto will not:

          a require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Fifth Amendment;

         b result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

         c result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Lender Group or the liens or security interests disclosed to the Lender Group in the Loan Documents.

     VI.8 FINANCIAL STATEMENTS; REPORTING.

         a Except as otherwise disclosed in writing (including by the delivery of financial statements) to the Lender Group prior to the Fifth Amendment Closing Date, all balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information supplied to the Lender Group with respect to the Borrowers have been, if applicable, in conformity with GAAP, and present fairly the financial condition and results of operations for the period covered thereby of the Borrowers. All balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information to be supplied to the Lender Group with respect to the Borrowers will be prepared in form acceptable to the Lender Group and, if applicable, in conformity with GAAP, and will present fairly the financial condition and results of operations for the period covered thereby of the Borrowers.

         b None of the Borrowers has actual knowledge of any facts, other than those already disclosed in writing to the Lender Group that materially adversely affect or, in so far as can be foreseen, will materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Fifth Amendment and other Loan Documents. After the Fifth Amendment Closing Date, the Borrowers will notify the Lender Group of any facts which became known to the Borrowers on or after the Fifth Amendment Closing Date which may materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Fifth Amendment and other Loan Documents.

     VI.9 LITIGATION AND CONTINGENT LIABILITIES. Except as previously disclosed to the Lenders in writing, no action, suit, litigation, administrative or governmental proceeding is pending, or to the knowledge of any officer of any of the Borrowers, is threatened against any of the Borrowers or any of their respective properties in which the amount involved exceeds $100,000.00 in the aggregate.

     VI.10 EXCLUSIVE AND FIRST PRIORITY PERFECTED LIEN. Subject to the Intercreditor Agreement granting certain Lien priorities in favor of Deutsche, to the best of the Borrowers' knowledge and except for Permitted Liens, the Lender Group has, as of the date of this Fifth Amendment, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected liens upon and security interests in all of the Collateral to secure the payment and performance of all of the Obligations.

     VI.11 NO UNTRUE OR MISLEADING STATEMENTS. Neither this Fifth Amendment nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

     VI.12 NO EVENTS OF DEFAULT. Other than the Existing Events, no default or Event of Default has occurred as of the date hereof under any of the Loan Documents.

     VI.13 OTHER REPRESENTATIONS AND WARRANTIES. The Borrowers hereby reaffirm all of their representations and warranties to the Lender Group contained in the Loan Documents, and warrant that such representations and warranties, not otherwise rendered untrue by the Existing Events as disclosed by the Borrowers herein, are true and correct as of the date of this Fifth Amendment.

                           ARTICLE VII.- MISCELLANEOUS

     VII.1 CONTINUING EFFECT. Except as amended hereby, all of the Loan Documents including, but not limited to, the Forbearance Letter Agreement as the same has been amended from time to time, shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

     VII.2 NOTICES. Any notice given pursuant to this Fifth Amendment or pursuant to any document comprising or relating to this Fifth Amendment shall be given in accordance with the Credit Agreement.

     VII.3 INDEMNIFICATION.

          If, after receipt of any payment of all or any part of the Obligations, the Lender Group is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Fifth Amendment and the other Loan Documents shall continue in full force and effect, and the Borrowers shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Lender Group with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Fifth Amendment and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Lender Group may have taken in reliance upon its receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

     VII.4 COSTS, EXPENSES AND ATTORNEYS' FEES. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Lender Group, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for the Lender Group, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees. All Obligations provided for in this Section shall survive any termination of this Fifth Amendment.

     VII.5 RELEASE. THE BORROWERS, ON BEHALF OF THEMSELVES, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER ANY ONE OR MORE OF THEM, HEREBY JOINTLY AND SEVERALLY RELEASE, WAIVE AND FOREVER DISCHARGE EACH LENDER, AND EACH LENDER'S OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, AFFILIATES, AND SUCCESSORS AND ASSIGNS, OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, DEFENSES, AND ANY CLAIMS FOR AVOIDANCE OR OTHER REMEDIES AVAILABLE TO A DEBTOR, ITS ESTATE OR ANY TRUSTEE OR REPRESENTATIVES THEREOF, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE BORROWERS PURSUANT TO THE LOAN DOCUMENTS WHICH THE BORROWERS HAD OR NOW HAVE, CLAIM TO HAVE HAD, NOW CLAIM TO HAVE OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST ANY LENDER, FOR OR BY REASON OF ANY CAUSE, MATTER, OR THING WHATSOEVER ARISING FROM THE BEGINNING OF THE WORLD THROUGH THE DATE HEREOF.

     VII.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers contained in this Fifth Amendment and in all other documents and instruments executed in connection herewith or otherwise relating to this Fifth Amendment shall survive the execution of this Fifth Amendment and are material and have been or will be relied upon by the Lender Group, notwithstanding any investigation made by any person, entity or organization on the Lender Group's behalf. No implied representations or warranties are created or arise as a result of this Fifth Amendment or the documents comprising or relating to this Fifth Amendment.

     VII.7 HEADINGS. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Fifth Amendment.

     VII.8 GOVERNING LAW. This Fifth Amendment and all documents and instruments executed in connection herewith or otherwise relating to this Fifth Amendment shall be construed in accordance with and governed by the internal laws of the State of New York without reference to conflict of laws principles.

     VII.9 INTEGRATION. The Existing Credit Agreement, as amended by this Fifth Amendment, and all documents and instruments executed in connection therewith, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     VII.10 AMENDMENT AND WAIVER. No amendment of this Fifth Amendment, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

     VII.11 SUCCESSORS AND ASSIGNS. This Fifth Amendment and the other Loan
Documents: (i) shall be binding upon the Lender Group, the Borrowers, and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Lender Group and the Borrowers; provided, however, that neither the Borrowers nor any of them may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lender Group, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender Group.

     VII.12 SEVERABILITY OF PROVISIONS. Any provision of this Fifth Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Fifth Amendment are declared to be severable.

     VII.13 CONFLICTING PROVISIONS. To the extent that any of the terms in this Fifth Amendment contradict any of the terms contained in any of the other Loan Documents including, but not limited to, the Credit Agreement, the terms of this Fifth Amendment shall control.

     VII.14 JOINT AND SEVERAL LIABILITY. The obligations and liabilities of the Borrowers hereunder and under the other Loan Documents are joint and several.

     VII.15 CORPORATE ACCESS, INC.. Although it is a Borrower under the Existing Credit Agreement, Corporate Access, Inc. did not execute the Fourth Amendment or the First Amendment to Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement. Corporate Access, Inc. hereby acknowledges and agrees that it is and shall be bound by the terms of those documents, as they have been amended and/or supplemented hereby, and reaffirms its obligations as a Borrower under the Existing Credit Agreement, as amended through the date hereof.

     VII.16 COUNTERPARTS; EFFECTIVENESS. This Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Fifth Amendment. This Fifth Amendment shall be deemed to have been executed and delivered when the Lender Group has received counterparts hereof executed by all parties listed on the signature pages hereto.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Fifth Amendment Agreement to be executed as of the date first above written.

                                        CONDOR TECHNOLOGY SOLUTIONS, INC.,
                                        COMPUTER HARDWARE MAINTENANCE COMPANY,
                                        INC., DECISION SUPPORT TECHNOLOGY, INC.,
                                        FEDERAL COMPUTER CORPORATION, GLOBAL
                                        CORE STRATEGIES ACQUISITION, INC.,
                                        INTERACTIVE SOFTWARE SYSTEMS
                                        INCORPORATED, INVENTURE GROUP, INC.,
                                        LINC SYSTEMS CORPORATION, LOUDEN
                                        ASSOCIATES, INC., MANAGEMENT SUPPORT
                                        TECHNOLOGY CORP., MIS TECHNOLOGIES,
                                        INC., POWERCREW, INC., TITAN
                                        TECHNOLOGIES GROUP L.L.C., U.S.
                                        COMMUNICATIONS, INC. CORPORATE ACCESS,
                                        INC., as Borrowers

                                        By: /s/ W. M. ROBBINS
                                        ----------------------------
                                        Name:
                                        Title:

                                        CONDOR SYSTEM SOLUTIONS, INC., as
                                        Borrower

                                        By: /s/ W. M. ROBBINS
                                        ----------------------------
                                        Name:
                                        Title:

                                        FIRST UNION NATIONAL BANK, as Collateral
                                        Agent, Administrative Agent and Issuing
                                        Lender

                                        By: /s/ JILL W. AKRE
                                        -----------------------------
                                        Jill W. Akre
                                        Vice President

                                        CITIZENS BANK OF MASSACHUSETTS,
                                        SUCCESSOR IN INTEREST TO STATE STREET
                                        BANK AND TRUST COMPANY, as Lender

                                        By: /s/ DAVID E. BROWN
                                        ----------------------
                                        Dave Brown
                                        Vice President

                                        FLEET NATIONAL BANK, as Lender

                                        By: /s/ DANIEL D. BUTLER
                                        ------------------------
                                        Daniel D. Butler
                                        Vice President

                                        MELLON BANK, N.A., as Lender

                                        By: /s/ SUSAN C. SAXER
                                        ----------------------
                                        Susan Saxer
                                        Senior Vice President

                                        FIRST UNION COMMERCIAL CORPORATION, as
                                        Lender

                                        By: /s/ MICHAEL J. LARDINI
                                        --------------------------
                                        Name:
                                        Title:


                                   SCHEDULE 1
                            (LENDERS AND COMMITMENTS)

------------------------------------ ------------------- ------------------------ ------------------- ----------------------
                                      REVOLVING CREDIT      REVOLVING CREDIT          TERM LOAN       TERM LOAN COMMITMENT
              LENDER                     COMMITMENT       COMMITMENT PERCENTAGE       COMMITMENT           PERCENTAGE
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
First Union National Bank and
First Union Commercial Corporation
One South Penn Square                    $ 9,975,319.26            40%               $24,812,500.00          100%
Widener Building, 4th Floor
Philadelphia, PA  19107
Attention:  Jill W. Akre
Telephone No: (215) 786-4135
Telecopy No:  (215) 973-8783
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
Fleet National Bank
111 Westminster
Mail Stop: RI MOM 20A                    $ 4,987,659.63            20%                      -                    -
Providence, RI  02903
Attention:  Fred N. Manning
Telephone No: (401) 278-2904
Telecopy No:  (401) 278-6004
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
Citizens Bank of Massachusetts
100 Summer Street, 13th Floor
Boston, MA 02110                         $ 4,987,659.63            20%                     -                     -
Attention:  Dave Brown
Telephone No: (617) 988-1944
Telecopy No:  (617) 422-8282
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
Mellon Bank, N.A.
Mellon Bank Center
1735 Market Street, 7th Fl.              $ 4,987,659.63            20%                     -                     -
Philadelphia, PA  19103
Attention:  Green E. Dim
Telephone No: (215) 553-4828
Telecopy No:  (215) 553-4560
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
             TOTALS                      $24,938,298.17           100%               $24,812,500.00          100%
------------------------------------ ------------------- ------------------------ ------------------- ----------------------